EXHIBIT 10.3

2014 EQUITY INCENTIVE PLAN

of

PLUS THERAPEUTICS, INC.

(As Amended and Restated May 28, 2019)1

[1]

Plan reflects the amendments to the Company’s Certificate of Incorporation on July 29, 2019 and August 5, 2019 to change the Company’s corporate name from Cytori Therapeutics, Inc. to Plus Therapeutics, Inc. and effectuate a one-for-fifty reverse stock split of its common stock, respectively.

2014 Equity Incentive Plan

Of

Plus Therapeutics, Inc.

(As Amended and Restated May 28, 2019)

1.Establishment, Purpose and Term of Plan.

1.1Establishment.  This Plan constitutes an amendment and restatement of the 2014 Equity Incentive Plan of Plus Therapeutics, Inc. (as amended to date, the “Original Plan”), which was first approved by the Board on February 27, 2014, and approved by the stockholders of the Company on July 31, 2014, as amended by the Board on June 12, 2015, which amendment was approved by the stockholders of the Company on August 13, 2015, and as further amended by the Board on March 3, 2016, which amendment was approved by the stockholders of the Company on May 10, 2016, and as further amended by the Board on January 26, 2017, and as further amended by the Board on March 31, 2017, which amendment was approved by the stockholders of the Company on May 22, 2017, and as further amended by the Board on March 19, 2018, which amendment was approved by the stockholders of the Company on May 18, 2018.  This amended and restated Plan (the “Plan”) was approved by the Board on April 5, 2019, subject to stockholder approval. The date on which this amended and restated Plan is approved by the stockholders of the Company will be the “Restatement Effective Date.”

1.2Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

1.3Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from April 5, 2019, the date the Board approved this amended and restated Plan.

1.4Stockholder Approval.  This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after April 5, 2019, the date the Board approved this amended and restated Plan.  In the event the Restatement Effective Date does not occur because the stockholders of the Company have not approved this amended and restated Plan within said 12-month period, the Original Plan shall continue in full force and effect in accordance with its terms and conditions as in effect immediately prior to the date this amended and restated Plan was approved by the Board.

i

2.Definitions and Construction.

2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h)“Change in Control” means the occurrence of any one or a combination of the following:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Restatement Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)approval by the stockholders of a plan of complete liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)“Company” means Plus Therapeutics, Inc., a Delaware corporation, or any successor corporation thereto.

(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.

(m) “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.

(n)“Director” means a member of the Board.

(o)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant. Notwithstanding anything to the contrary contained in the Plan, no dividends or Dividend Equivalent Rights that are paid prior to the vesting of any Award subject to Vesting Conditions shall be paid to a Participant with respect to such Award unless and until such Vesting Conditions are subsequently satisfied and the Award vests.

(q)“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r)“ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date.

(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(u)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(v)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(w)“Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(x)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(ii).

(y)“Nonemployee Director” means a Director who is not an Employee.

v

(z)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(aa)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(bb)“Officer” means any person designated by the Board as an officer of the Company.

(cc)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(dd)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ee)“Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ff)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(gg)“Participant” means any eligible person who has been granted one or more Awards.

(hh)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ii)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(jj)“Performance Award” means an Award of Performance Shares or Performance Units.

(kk)“Performance Award Formula” means, for any Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of an Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ll)“Performance-Based Compensation” means compensation under an Award granted under the Plan prior to November 2, 2017 that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

(mm)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(nn)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(oo)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(pp)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(rr)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(ss)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(tt)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(uu)“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(vv)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(ww)“Section 162(m)” means Section 162(m) of the Code.

(xx)“Section 409A” means Section 409A of the Code.

(yy)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(zz)“Securities Act” means the Securities Act of 1933, as amended.

(aaa)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(bbb)Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

(ccc)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(ddd)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(eee)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(fff)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ggg)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.Administration.

3.1Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.

3.4Committee Complying with Section 162(m).  Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

3.5Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including, but not limited to the prohibitions on Option or SAR repricings set forth in Section 3.6, the Committee shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)to determine the type of Award granted;

(c)to determine the Fair Market Value of shares of Stock or other property;

(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f)to approve one or more forms of Award Agreement;

(g)to amend, modify, or cancel any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof.  This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.3.

x

3.7Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.Shares Subject to Plan.

4.1Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.3, as of the Restatement Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to One Hundred Thousand and Eight Hundred (100,800) shares.  Shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof.

4.2Share Counting.

(a)If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs and Options pursuant to Section 17.2, shall not again be available for issuance under the Plan.  Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards, shall again be available for issuance under the Plan.  Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to the SAR.  If the exercise price of an Option is paid by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.  Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be added to the shares of Stock authorized for grant under this Plan.

(b)Any shares of Stock that again become available for grant pursuant to this Section shall be added back as one (1) share of Stock for every one share subject to an Award.

4.3Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.  Unless otherwise determined by the Committee, no adjustment or action described in this Section 4.3 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are intended to qualify as Performance-Based Compensation, cause such Awards to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

4.4Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.  In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the share reserve set forth above.  Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be added to the shares of Stock authorized for grant under this Plan.

5.Eligibility, Participation and Award Limitations.

5.1Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2Participation in the Plan.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3Award Limitations.

(a)Incentive Stock Option Limitations.

(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed One Hundred Thousand and Eight Hundred (100,800) shares.

(ii)Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii)Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)Limit on Awards to Nonemployee Directors.  Notwithstanding any other provision of the Plan to the contrary, the Board may establish compensation for Nonemployee Directors from time to time, subject to the limitations in the Plan.  The Board will from time to time determine the terms, conditions and amounts of all such Nonemployee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Nonemployee Director as compensation for services as a Nonemployee Director during any calendar year of the Company may not exceed $500,000 (increased to $700,000 in the calendar year of his or her initial service as a Nonemployee Director).  The Board may make exceptions to this limit for individual Nonemployee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Nonemployee Directors.

6.Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3Payment of Exercise Price.

(a)Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, or (2) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)Limitations on Forms of Consideration.

(i)Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4Effect of Termination of Service.

(a)Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.  Except as otherwise provided in the Award Agreement, or other agreement governing the Option, and subject to Section 6.2 above, vested Options shall remain exercisable following a termination of Service as follows:

(i)Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of two (2) years after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of two (2) years after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii)Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)Extension if Exercise Prevented.  Notwithstanding the foregoing, other than with respect to a termination of Service for Cause, and subject to the requirements of Section 409A, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below because such exercise would violate applicable securities laws, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer violate applicable securities laws or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S‑8 under the Securities Act; provided that no consideration may be received for any transfer.  An Incentive Stock Option shall not be assignable or transferable in any manner.

7.Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share subject to a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.  Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.2Exercisability and Term of SARs.  SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of a SAR, each SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.3Exercise of SARs.  Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.4Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, a SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.5Transferability of SARs.  During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  A SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a SAR may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S‑8 under the Securities Act; provided that no consideration may be received for any transfer.

8.Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.

8.2Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall vest and become nonforfeitable only if the underlying shares of Stock subject to the Restricted Stock Award become vested (including, but not limited to, the satisfaction of any performance related Vesting Condition).  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.

9.2Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3Vesting.  Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions, including any Vesting Conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion (but in any event within the Short-Term Deferral Period, except as otherwise provided by the Committee or consistent with the requirements of Section 409A), and set forth in the Award Agreement, one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.  Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Award to be paid to the Participant.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including, if applicable, the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”):

(a)Performance Measures.  Performance Measures shall be calculated in accordance with a methodology established by the Committee.  Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  Performance Measures may be one or more performance criteria determined by the Committee, which may include, but are not limited to, the following:  (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction.

(b)Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5Settlement of Performance Awards.

(a)Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  In determining amounts payable under Awards intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), unless otherwise provided under an Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce (but not increase) some or all of the value of the Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Award that is intended to qualify as Performance-Based Compensation.

(c)Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)Additional Limitations for Performance-Based Compensation.  Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) (or which was not subject to the deduction limitation of Section 162(m) of the Code) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify or be so exempt, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify or be so exempt.  In addition, any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) (or to otherwise not be subject to the deduction limitation of Section 162(m) of the Code) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Committee determines necessary for such Award to continue to so qualify or be so exempt. To the extent permitted by applicable law, and the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

10.6Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period (except as otherwise provided by the Committee or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.7Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock.  The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.6.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals and Vesting Conditions as are applicable to the Award.

10.8Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.6.

(b)Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.9Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee.  The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines.  To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the underlying Award and shall be paid in accordance with the provisions set forth in Section 9.4.  Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service.  Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.Deferred Compensation Awards.

12.1Establishment of Deferred Compensation Award Programs.  This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan.  Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

12.2Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

(a)Limitation on Elections.  Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

(b)Election Irrevocable.  A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

(c)Vesting.  Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

13.Standard Forms of Award Agreement.

13.1Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14.Change in Control.

14.1Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable.  For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.  In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.  Except as otherwise provided by the Committee, payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

14.2Federal Excise Tax Under Section 4999 of the Code.

(a)Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant, subject to compliance with applicable law (including, but not limited to the rules imposed by Section 409A), may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 14.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.2(a), the Company may request a determination in writing by independent public accountants selected by the Company (the “Accountants”).  As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

15.Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16.Compliance with Section 409A.

16.1Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  To the extent that the Committee determines that any Award granted under the Plan is Section 409A Deferred Compensation, the Plan, and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of the Participating Companies is Section 409A Deferred Compensation, and such Award or other amount is payable on account of a Participant’s termination of Service (or any similarly defined term), then such Award or amount shall only be paid to the extent such termination of Service qualifies as a “separation from service” as defined in Section 409A,

16.2Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

16.3Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) on account of his or her termination of Service (or any similarly defined term) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

16.4Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 409A), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

16.5Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

16.6No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A.  No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17.Tax Withholding.

17.1Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18.Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) any amendment to Section 3.6, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.  No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

19.Miscellaneous Provisions.

19.1Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2Forfeiture Events.

(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.  In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

19.3Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

19.6Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.  In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.

19.9Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

19.10Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

xxxv